Exhibit 99.1

Aytu BioPharma to Report First Quarter Fiscal 2023 Financial Results on November 14, 2022

ENGLEWOOD, CO / November 7, 2022 / Aytu BioPharma, Inc. (the Company or "Aytu") (Nasdaq: AYTU), a commercial stage pharmaceutical and consumer health company providing pediatric-focused prescription drugs and cost-effective consumer health solutions, will report financial results for its first quarter fiscal year 2023, ended September 30, 2022, after the market close on Monday, November 14, 2022. The Company has scheduled a conference call that same day, Monday, November 14, 2022, at 4:30 pm ET, to review the results.

Conference Call Information

Date and Time: Monday, November 14, 2022, at 4:30 pm ET

Call-in Information: Interested parties can access the conference call by dialing (877) 545-0523 or (973) 528-0016 using the participant access code 883834.

Webcast Information: The webcast will be accessible live and archived at the following link, https://www.webcaster4.com/Webcast/Page/2142/46981 and on Aytu BioPharma's website, within the Investors section under Events & Presentations, at aytubio.com, for 90 days.

Replay: A teleconference replay of the call will be available until November 28, 2022 at (877) 481-4010 or (919) 882-2331, replay access code 46981.

About Aytu BioPharma, Inc.

Aytu BioPharma is a pharmaceutical company commercializing a portfolio of commercial prescription therapeutics and consumer health products. The Company's prescription products include Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) and Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING) for the treatment of attention deficit hyperactivity disorder (ADHD), as well as Karbinal® ER (carbinoxamine maleate), an extended-release antihistamine suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines available in various formulations for infants and children with fluoride deficiency. Aytu's consumer health segment markets a range of over-the-counter medicines, personal care products, and dietary supplements addressing a range of common conditions including diabetes, allergy, hair regrowth, and gastrointestinal conditions. To learn more, please visit aytubio.com.

Contacts for Investors:

Mark Oki, Chief Financial Officer

Aytu BioPharma, Inc.

moki@aytubio.com

Robert Blum or Roger Weiss

Lytham Partners

AYTU@lythampartners.com